Exhibit V

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                                                                                    Page 1 of 2
                                                                                       10/28/04
                      TRANSACTION GRANTED EARLY TERMINATION

ET DATE                    TRANS NUM ET REQ STATUS     PARTY NAME
------------------ ----------------- -------------     -------------------------------------------------
27-OCT-04                   20041445 G                 Delhaize Group
                                     G                 Victory Distributors, Inc.
                                     G                 Victory Distributors, Inc.

                            20041454 G                 Hughes Supply, Inc.
                                     G                 Southwest Power, Inc.
                                     G                 Southwest Power, Inc.

                            20041455 G                 Hughes Supply, Inc.
                                     G                 Western States Electric, Inc.
                                     G                 Western States Electric, Inc.

                            20050012 G                 Harbert Distressed Investment Offshore Fund, Ltd.
                                     G                 J.P. Morgan Chase & Co.
                                     G                 Polaroid Holding Company

                            20050013 G                 Harbert Distressed Investment Offshore Fund, Ltd.
                                     G                 Leap Wireless International, Inc.
                                     G                 Leap Wireless International, Inc.

                            20050019 G                 Integrated Alarm Services Group, Inc.
                                     G                 Tyco International, Ltd.
                                     G                 National Alarm Computer Center, Inc.

                            20050038 G                 Harbert Distressed Investment Offshore Fund, Ltd.
                                     G                 NorthWestern Corporation
                                     G                 NorthWestern Corporation

                            20050046 G                 Ares Corporate Opportunities Fund, L.P.
                                     G                 KTIN Holdings, LLC
                                     G                 KTIN Holdings, LLC

                            20050047 G                 Segal Projects, LLC
                                     G                 NRG Energy, Inc.
                                     G                 LSP-Kendall Energy, LLC
                                     G                 LSP Equipment, LLC

                            20050048 G                 ArcLight Energy Partners Fund II, L.P.
                                     G                 Allegheny Energy, Inc.
                                     G                 Mountaineer Gas Company
                                     G                 Monongohela Power Company

                            20050067 G                 Ares Corporate Opportunities Fund, L.P.
                                     G                 Samsonite Corporation
                                     G                 Samsonite Corporation

                            20050068 G                 Harris Corporation
                                     G                 Encoda Systems Holdings, Inc.
                                     G                 Encoda Systems Holdings, Inc.


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                                                                                    Page 2 of 2
                                                                                       10/28/04
                      TRANSACTION GRANTED EARLY TERMINATION

ET DATE                    TRANS NUM ET REQ STATUS     PARTY NAME
------------------ ----------------- -------------     -------------------------------------------------
27-OCT-04                   20050074 G                 Macquarie Infrastructure Company Trust
                                     G                 Macquarie Global Infrastructure Fund A
                                     G                 Macquarie Americas Parking Corporation
                                     G                 Macquarie Airports North America Inc.

                            20050075 G                 TPG Partner IV, L.P.
                                     G                 Enron Corp. (Debtor in Possession)
                                     G                 Portland General Electric Company

                            20050076 G                 Macquarie Infrastructure Company Trust
                                     G                 Macquarie Global Infrastructure Fund B
                                     G                 Macquarie Americas Parking Corporation
                                     G                 Macquarie Airports North America Inc.

                            20050080 G                 Vulcan Materials Company
                                     G                 Vulcan Materials Company
                                     G                 Vulcan Chloralkali, LLC

                            20050084 G                 AAKF Acquisition, Inc.
                                     G                 K&F Industries, Inc.
                                     G                 K&F Industries, Inc.

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